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                                                                    EXHIBIT 10.1


                           LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made this 8th day of May, 2001, by and among SUNRISE FAIRFAX ASSISTED LIVING, L.L.C., a limited liability company organized and existing under the laws of the Commonwealth of Virginia (the "Borrower") and CHEVY CHASE BANK, F.S.B., a federally chartered savings bank (the "Lender").

                                    RECITALS

      A. The Borrower has applied to the Lender for an interim loan in the maximum principal amount of Eight Million One Hundred Thousand Dollars ($8,100,000) (the "Loan"), the proceeds of which shall be used as follows: (i) the proceeds of Note A (as hereinafter defined) shall be used to refinance existing indebtedness secured by the Property and (b) the proceeds of Note B (as hereinafter defined) shall be used to make a loan to the Foundation (the "Foundation Loan"), which will in turn repay an existing loan owed by the Foundation to the Lender for the benefit of Merritt Academy


      B. The Lender is willing to make the Loan to the Borrower upon the terms and subject to the conditions hereinafter set forth.


                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

ARTICLE I
                                   DEFINITIONS

Section 1.1 Certain Defined Terms.

      As used herein, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:


      "Account," individually, and, "Accounts," collectively, mean with respect to the Borrower, all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts arising out of or relating to the Facility (including, without limitation, all rights to receive the payment of money or other consideration from, or on behalf of, any private pay patient), or by virtue of services rendered, loans and advances made or other considerations given, by or set forth in, or arising
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out of, any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements which gave rise to any or all of the foregoing insofar as they pertain to the Facility, including all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing, including, without limitation, all rights to receive payment of money or other consideration from, or on behalf of, any private pay patient, all rights to receive payments under all Resident Agreements, and all third-party payor contracts (including Medicare and Medicaid to the extent permitted by Law), including, but not limited to, the Veterans Administration, Participation Agreements, and any and all depository accounts (other than resident trust accounts) into which the proceeds of all or any portion of such accounts may be now or hereafter deposited, and all proceeds (cash and non-cash) of the foregoing.


      "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.


      "Act of Bankruptcy" means the filing of a petition in bankruptcy under the Bankruptcy Code or the other commencement of a proceeding under any other applicable law concerning insolvency, reorganization or bankruptcy, now or hereafter in effect.


      "Affiliate" means an entity with either revenues or assets in excess of $750,000 in which an entity has an ownership interest equal to or greater than twenty-five percent (25%).


      "Agreement" means this Loan and Security Agreement and all amendments, modifications and supplements hereto which may from time to time become effective in accordance with the provisions of Section 11.10 (Modifications).


      "Banking Day" shall mean any day that is not a Saturday, Sunday or banking holiday in the State of Maryland and must also be a day in which dealings are carried on in the applicable interbank Eurodollar market.


      "Bankruptcy Code" Title 11 of the United States Code, as amended from time to time, and any successor Laws.


      "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods, any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods, and all proceeds (cash and non-cash) of the foregoing but only to the extent that any of the foregoing relates to the Facility.


      "Closing Date" means the date of the closing of the Loan.


      "Collateral" shall mean all of the Borrower's Accounts, Chattel Paper, Equipment, General Intangibles, documents, Instruments and Inventory, all right, title and interest of the Borrower in and to the Operating Agreements and Management Contracts (including, without

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limitation, the Management Agreement), Resident Agreements, Physician Contracts,
Participation Agreements, the Licenses (whether or not designated with initial capital letters), as those terms are defined herein and in the Uniform
Commercial Code as presently adopted and in effect in the State of Maryland, and shall also cover, without limitation, (a) any and all property specifically included in those respective terms in this Agreement or in the Financing Documents, (b) all right, title and interest of the Borrower in and to Leases or subleases, rents, royalties, issues, profits, revenues, earnings, income or other benefits of the Property, or arising from the use or enjoyment of the Property, or from any lease or other use and occupancy agreement pertaining to the Property, (c) any and all property and/or collateral described in any of the Security Documents, and (d) all proceeds (cash and non-cash, including, without limitation, insurance proceeds), of the foregoing.


      "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended and the regulations promulgated or issued thereunder.


      "Deed of Trust" means the Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith, covering the Property, executed by the Borrower in favor of the Lender as collateral for the Loan, as the same may from time to time be amended, restated, supplemented or otherwise modified.


      "Default" means, with respect to each Loan Document, a default which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.


      "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of any or all of the Obligations, (b) the preparation of or changes to this Agreement, the Note, the Security Documents and/or any of the other Financing Documents, (c) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, including, without limitation, those sums paid or advanced, and costs and expenses, more specifically described in Section 10.3 (Performance by Lender) and Section 11.7 (Expenses), and (d) the monitoring, administration, processing, servicing of any or all of the Obligations and/or the Collateral.


      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


      "Equipment" shall mean all equipment, machinery, furniture and fixtures and supplies of every nature pertaining to the Facility, presently existing or hereafter acquired or created and wherever located, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

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      "Event(s) of Default" shall mean the occurrence of any one or more of the events specified in ARTICLE IX (Events of Default) or in the Deed of Trust and the continuance of such event beyond the applicable grace and/or cure periods therefor, if any, set forth in ARTICLE IX.

      "Facility" means the 47 unit, assisted living facility located at 9207 Arlington Boulevard, Fairfax County, Virginia which is known as "Sunrise Fairfax."


      "Financing Documents" means at any time collectively this Agreement, the Note, the Deed of Trust, the Security Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with any of the Obligations and/or in connection with this Agreement, the Note and/or any of the Security Documents, as the same may from time to time be amended, restated, supplemented or otherwise modified.


      "Foundation" means Sunrise Assisted Living Foundation.


      "Foundation Loan"' has the meaning described in Section 2.2 (Use of Proceeds).


      "Foundation Loan Documents" means any and all documents evidencing and securing the Foundation Loan from time to time, as the same may be amended, restated, substituted, extended, renewed and otherwise modified from time to time.


      "GAAP" shall mean generally accepted accounting principles in effect in the United States of America in effect from time to time.


      "General Intangibles" shall mean any and all general intangibles of every nature, whether presently existing or hereafter acquired or created arising out of or relating to the Facility, including without limitation all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Borrower, claims (including without limitation all claims for income tax and other refunds), choses in action, judgments, patents, patent licenses, trademarks (excluding the "Sunrise" trademark or tradename), trademark licenses, licensing agreements, rights in intellectual property, goodwill, as that term is defined in accordance with GAAP (including all goodwill of the Borrower's business symbolized by, and associated with, any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, contractual rights, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, all Licenses, construction permits, Operating Agreements and Management Contracts, Participation Agreements and Resident Agreements, and all proceeds (cash and non-cash) of the foregoing.


      "Governmental Authority or Authorities" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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      "Guaranty" means the Guaranty of Payment dated of even date herewith executed by SALI in favor of the Lender, as amended, modified, substituted, extended, and renewed from time to time.


      "Guarantor" means SALI and its successors and assigns.


      "Hazardous Materials" means any flammable explosives, radioactive materials, hazardous waste, toxic substances or related materials, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde, radon, and any substance defined as or included in the definition of (a) any "hazardous waste" as defined by the Resource Conservation Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any "toxic substance" as defined by the Toxic Substances Control Act, as amended from time to time, and regulations promulgated thereunder; (d) any hazardous or infectious medical waste including, but not limited to, cultures and stocks of infectious agents and associated biological, pathological wastes, human and animal blood specimens and blood products, anatomical materials, blood, blood-soiled articles, contaminated materials, microbiological laboratory wastes, sharps, chemical wastes, infectious wastes, chemo-therapeutic wastes, and radioactive wastes; (e) any substance, the presence of which on any property now or hereafter owned, operated or acquired by any Borrower is prohibited or regulated under any applicable Federal or state laws or regulations; and (f) any other substance, pollutant, contaminant, chemical, or industrial toxic hazardous substance or waste, including without limitation hazardous materials, which by law is prohibited or is otherwise regulated as a hazardous material.


      "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of the Deed of Trust) of the Improvements, facilities, soil, ground water, air or other elements on, in or constituting a part of, the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, ground water, air or other elements on, in or constituting a part of, any other property as a result of Hazardous Materials at any time (whether before or after the date of the Deed of Trust) emanating from the Property.


      "Improvements" shall have the meaning given to that term in the Deed of Trust.


      "Instruments" means any and all notes, notes receivable, drafts, acceptances, and similar instruments or documents, both now owned or hereafter created or acquired arising out of or relating to the Facility (or any part thereof).


      "Inventory" means any and all inventory of the Borrower and all right, title and interest of the Borrower in, and to, all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease arising out of or relating to the Facility, including, without limitation, all supplies of any kind, nature or description which are used or consumed in the Borrower's business and all documents of title or documents representing the same and all proceeds (cash and non-cash) and products of the foregoing.

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      "Klaassens" means Paul and Teresa Klaassen and their respective heirs, personal representatives, successors and assigns.


      "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority or any court or similar entity established by any thereof.


      "Lease" has the meaning set forth in the Deed of Trust.


      "Licenses" means any and all licenses, certificates of need, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, ownership management and/or operation of the Facility, accreditation of the Facility, and/or the participation or eligibility for participation in any third party payment or reimbursement programs (but specifically excluding any and all third-party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of the Borrower to the extent required by
Law), any and all operating licenses issued by any state Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," any and all licenses relating to the operation of food or beverage facilities or amenities, if any, and any and all certifications and eligibility for participation in Medicare, Medicaid, Blue Cross and/or Blue Shield, or any of the Managed Care Plans, private insurer, employee assistance programs or other third party payment or reimbursement programs as the same may from time to time be amended, renewed, restated, reissued, restricted, supplemented or otherwise modified.


      "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, consensual or non-consensual, including, without limitation, any conditional sale or other title retention agreement, filed or unfiled tax liens, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.


      "Managed Care Plans" shall mean any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.


      "Management Agreement" shall mean the Management Agreement dated May __, 2001, by and between Borrower and the Management Company relating to the management of the Facility, as the same may from time to time be amended, restated, supplemented or otherwise modified.


      "Management Company" means SALMI, its successors and assigns and any other Person which may become the manager of the Facility.


      "Material Adverse Change" means a significant adverse change in a Person's financial position or capacity including but not limited to significant adverse changes in (a) liquidity (b) gross revenues (c) total expenses (d) such Person's net worth or (e) ability to meet payment

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obligations under such Person's existing funded debt, existing Indebtedness, the
Obligations and/or existing contingent liabilities.


      "Multi-employer Plan" shall mean a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.


      "Note" shall have the meaning set forth in Section 2.1 (The Loan).


      "Obligations" means all present and future debts, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, the Note, each Security Document, and any of the other Financing Documents, or the Loan, including, without limitation, the principal of, and interest on, the Note, late charges, Enforcement Costs, and other prepayment penalties (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit, any and all recording, transfer or other taxes and costs of any kind required or incurred in connection with the recordation of a ground lease of the Property (as defined in the Deed of Trust) and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent, and any and all renewals, extensions and rearrangements of any such debts, obligations and liabilities.


      "Operating Agreements and Management Contracts" means any and all contracts and agreements previously, now or at any time hereafter entered into by the Borrower and/or the Manager other than Resident Agreements with respect to the acquisition, construction, renovation, expansion, ownership, operation, maintenance, use or management of the Property or otherwise concerning the operations and business of the Property, any and all service and maintenance contracts, any employment contracts, any and all management agreements, any and all consulting agreements, laboratory servicing agreements, pharmaceutical contracts, physician, other clinician or other professional services provider contracts, patient admission agreements, Resident Agreements, food and beverage service contracts, and other contracts for the operation and maintenance of, or provision of services to, the Property, as the same may from time to time be amended, restated or substituted from time to time.


      "Participation Agreements" means any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of the Borrower relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, material employee assistance programs, Blue Cross and/or Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare and Medicaid, and other third party payors, as the same may from time to time be amended, restated, extended, supplemented or modified.


      "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the good faith exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and

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adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender; (d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; and (e) Liens approved by the Lender which have been created to secure permitted subordinated debt on a junior lien basis; and (f) such other Liens, if any, as are identified as Permitted Encumbrances as defined in the Deed of Trust.


      "Person" shall mean and include an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association, any Governmental Authority or any other entity.


      "Pledge Assignment and Security Agreement" means the Pledge, Assignment and Security Agreement of even date herewith executed by SALII, managing member of Borrower in favor of the Lender, pursuant to which SALII has pledged and assigned all of its interests in Borrower to the Lender as additional security for the Obligations.


      "Post Default Rate" means the default interest rate stated in the Note.


      "Property" shall have the meaning given to that term in the Deed of Trust.


      "Receivables" means all of the Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, Contract Rights, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.


      "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.


      "Resident Agreements" means any and all contracts, authorizations, agreements and/or consents executed by or on behalf of any resident or other person seeking services from the management company, owner or operator of the Facility pursuant to which the management company, owner or operator of the Facility provides or furnishes health or assisted living care and related services at the Property, including the consent to treatment, assignment of payment of benefits by third party, as amended, restated or substituted from time to time.


      "SALI" , means Sunrise Assisted Living, Inc., a Delaware corporation, its successors and assigns.


      "SALII" means Sunrise Assisted Living Investments, Inc., a Virginia corporation, its successors and assigns.


      "SALMI" means Sunrise Assisted Living Management, Inc., a Virginia corporation, its successors and assigns.


      "Security Documents" shall mean, collectively, any assignment, including, without limitation, the Pledge, Assignment and Security Agreement, the Guaranty and any assignment,

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pledge agreement, security agreement, mortgage, deed of trust, leasehold mortgage, leasehold deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any collateral to secure the Obligations, as the same may from time to time be amended, restated, supplemented or otherwise modified.


      "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

Section 1.2 Accounting Terms and Other Definitional Provisions.

      Unless otherwise defined in this Agreement, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined in this Agreement, and accounting terms only partly defined in this Agreement, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined in this Agreement, all terms used in this Agreement which are defined by the Maryland Uniform Commercial Code shall have the same meanings as assigned to them by the Maryland Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used in this Agreement, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neutered gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents and any of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                   ARTICLE II
                                    BORROWING

Section 2.1 The Loan.

      The Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, the maximum principal sum of $8,100,000. The obligation of the Borrower to repay the Loan shall be evidenced by the Borrower's Deed of Trust Notes in the principal amounts of $4,000,000 and $4,100,000, respectively, each of even date herewith ("Note A" and "Note B", respectively; as amended, restated, substituted, extended, renewed and otherwise modified from time to time, Note A and Note B are hereinafter referred to collectively as the "Note") payable to the Lender in the form attached hereto as EXHIBIT A-1 and EXHIBIT A-2. The Note shall bear interest and shall be repaid by the Borrower in the manner and at the times set forth in the Note.

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Section 2.2 Use of Proceeds.

      The proceeds of the Loan shall be used by the Borrower for the following purpose and, unless prior written consent of the Lender is obtained, for no other purpose: (a) the proceeds of Note A shall be used to refinance existing indebtedness secured by the Property and (b) the proceeds of Note B shall be used to make a loan to the Foundation (the "Foundation Loan"), which will in turn repay an existing loan owed by the Foundation to the Lender for the benefit of Merritt Academy.

Section 2.3 Prepayment.

      The Borrower may voluntarily prepay the principal sum outstanding only in accordance with the terms of the Note. Sums borrowed and repaid may not be readvanced.

                                  ARTICLE III
                                   COLLATERAL

Section 3.1 Collateral.

      As security for the payment of all of the Obligations and for the Borrower's performance of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in the Financing Documents, the Borrower hereby assigns, grants and conveys to the Lender, and agrees that the Lender shall have, to the extent permitted by law a perfected, continuing security interest in, all of the Collateral. The Borrower further agrees that the Lender shall have in respect of the Collateral all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and under other applicable Laws as well as those provided in this Agreement. The Borrower covenants and agrees to execute and deliver such financing statements and other instruments and filings as are necessary in the opinion of the Lender to perfect such security interest. Notwithstanding the fact that the proceeds of the Collateral constitute a part of the Collateral, the Borrower may not dispose of the Collateral, or any part thereof, other than in the ordinary course of its business or as otherwise may be permitted by this Agreement.

Section 3.2 Assignment of Ownership Interests.

      The Obligations are further secured by the Pledge, Assignment and Security Agreement, pursuant to which SALII has assigned to the Lender one hundred percent (100%) of its ownership interests in the Borrower.

Section 3.3 Guaranty.

      The Obligations are the subject of the Guaranty.

Section 3.4 Collateral for Obligations.

      The Borrower acknowledges that it is the intention of the Borrower that the Collateral be security for all of the Obligations, both those now existing and those hereafter created or incurred by future loans, advances, extensions of credit or otherwise and whether or not currently contemplated by the Borrower and/or the Lender on or about the date hereof.

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
Section 3.5 Costs.

      The Borrower agrees to pay on demand, to the fullest extent permitted by applicable laws, all reasonable fees, commissions, costs, charges, travel expenses and other expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of any security interest or lien on any of the Collateral.

Section 3.6 Updated Appraisals.

      The Lender shall have the right but not the obligation to require an updated appraisal of the Property and the Facility during the term of the Loan. All appraisals shall be prepared by an appraiser or appraisers designated by the Lender and shall be in all respects acceptable to the Lender which appraisals shall include, if deemed necessary by the Lender, in its sole discretion, updated discounted cash flow analysis, inspections of and commentary on the physical status of the Facility and an engineering review. Each of such appraisals, when reviewed by the Lender, must indicate a value in the Property such that the sum of then current outstanding principal balance of the Loan does not exceed seventy five percent (75%) of the actual appraised value of the Property, as determined by the Lender. The basis of the appraisal calculations shown on such appraisal reports and all other aspects of the appraisal reports must be satisfactory to the Lender in all respects. The release of such appraisal reports by the Lender to the Borrower shall be at the Lender's sole option if the Borrower has not paid the cost of such appraisal. If the Borrower has paid the cost of the appraisal, a copy of the appraisal will be provided to the Borrower upon its signing of the Lender's standard appraisal release letter. The Borrower shall reimburse the Lender upon demand for all costs and expenses incurred by the Lender with respect to the preparation and review of all future appraisals required pursuant to the terms hereof; provided, however, the Grantor shall not be obligated to reimburse the Beneficiary for more than one (1) appraisal during the initial term of the Loan.

                                   ARTICLE IV
                          GENERAL FINANCING PROVISIONS

Section 4.1 Computation of Interest and Fees.

      All applicable fees and interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed pursuant to the terms of the Note and the Borrower's election of interest rate options thereunder and interest shall be payable in arrears.

Section 4.2 Liens; Setoff.

      The Borrower hereby grants to the Lender a continuing lien and security interest for all the Obligations upon any and all monies, securities, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender, or any affiliate of the Lender, from or for the Borrower, and also upon any and all deposits (general or special) and credits of the Borrower with the Lender, if any, at any time existing. During the continuance of any Event of Default under this Agreement, the Lender is hereby authorized by the Borrower at any time and from time to time, without notice to the Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding.

Section 4.3 Payment and Performance of Obligations.

      The payment and performance by the Borrower of the Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Lender, and the Borrower shall pay absolutely net all of the Obligations, free of any deductions and without abatement, diminution or set-off; and until payment in full of all of the Obligations, the Borrower: (a) will not suspend or discontinue any payments provided for in the Note and (b) will perform and observe all of its other agreements contained in this Agreement, including (without limitation) all payments required to be made to the Lender, and (c) will not terminate or attempt to terminate this Agreement or any of the other Financing Documents to which the Borrower is a party for any cause.

Section 4.4 Payments to Others for the Account of the Borrower.

      At the option of the Lender and without any request from the Borrower, and without waiving any of its rights hereunder, the Lender may elect to cure or avoid any default by the Borrower under the Financing Documents by applying amounts due hereunder or advancing the Lender's own funds to the satisfaction of the conditions of the Financing Documents and any amounts so applied shall be part of the Loan and shall be secured by the Deed of Trust. The Lender agrees to endeavor to give the Borrower notice of any such payment or performing such act and the amount of any payment whether prior to or contemporaneously with its making such payment or performing such act; provided, however, that failure to give such notice shall not constitute a waiver by the Lender of, or constitute a defense to, any of the rights of the Lender under this Agreement or the Deed of Trust, including (without limitation) the right of the Lender to repayment of the amount of such payment.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES


      To induce the Lender to make the Loan, the Borrower represents and warrants to the Lender that:

Section 5.1 Good Standing.

      The Borrower (a) is duly organized, existing and in good standing under the laws of the Commonwealth of Virginia, (b) has the power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

Section 5.2 Power and Authority.

      The Borrower has full power and authority to execute and deliver this Agreement and each of the other Financing Documents executed and delivered by it and to incur the Obligations, all of which have been duly authorized by all proper and necessary action. No consent or approval of owners of, or lenders to, the Borrower, and no consent or approval of any Governmental Authority or any third party payor on the part of the Borrower, is required as a condition to the validity or enforceability of this Agreement or any of the other Financing

Documents executed and delivered by the Borrower or to the payment or performance by the Borrower of the Obligations.

Section 5.3 Binding Agreements.

      This Agreement and each of the other Financing Documents executed and delivered by the Borrower has been properly executed by the Borrower, constitute valid and legally binding obligations of the Borrower, and are fully enforceable against the Borrower in accordance with their respective terms.

Section 5.4 Litigation.

      There are no proceedings pending before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, will materially adversely affect the financial condition or operations of the Borrower or the authority of the Borrower to enter into this Agreement or any of the other Financing Documents executed and delivered by the Borrower. There is no pending revocation, suspension, termination, probation, restriction, limitation or non-renewal of any License, Participation Agreement or any similar accreditation or approval from any organization or Governmental Authority regulating healthcare providers, including, without limitation, the issuance of any provisional License or other License with a term of less than twelve (12) months, as a consequence of any sanctions imposed by any Governmental Authority, nor is there any pending assessment of any civil or criminal penalties by any Governmental Authority, the outcome of which, if determined adversely to the Borrower, could materially impair the Borrower's ability to pay the Obligations. The Borrower has not made any appeals regarding rates or reimbursements currently pending or contemplated before any Governmental Authority or any administrator of any third party payor or preferred provider program or referral source, the outcome of which, if determined adversely to the Borrower, could materially impair the Borrower's ability to pay the Obligations. There are no Medicare or Medicaid recoupments or recoupments of any other third party payor being sought, requested or claimed, against the Borrower, the outcome of which, if determined adversely to the Borrower could materially impair the Borrower's ability to pay the Obligations, except as otherwise disclosed in writing to, and approved by, the Lender.

Section 5.5 No Conflicting Agreements.

      There is (a) no provision of the organizational or governing documents of the Borrower and no provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, and (b) to the Borrower's knowledge no provision of law or order of court binding upon it, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower, or which would be violated as a result of such execution, delivery or performance, or, if so, all necessary consents have been obtained.

Section 5.6 Financial Information.

      All financial statements or information hereto furnished to the Lender with respect to the Borrower and the Facility is complete and correct in all material respects and fairly presents the financial position of the Borrower and the financial condition of the Facility. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower which are not reflected in the

Borrower's financial statements or in the notes thereto. There has been no Material Adverse Change in the financial condition or operations of the Borrower or the Facility since the date of such financial statements and information (and to the Borrower's knowledge, no such adverse change is pending), and the Borrower has not guaranteed the obligations of, or made any investments in or advances to, any company, individual or other entity, except as disclosed in such information.

Section 5.7 No Default.

      The Borrower is not in default under or with respect to any obligation under any agreement to which the Borrower is a party in any respect which could materially adversely affect the ability of the Borrower to perform the Obligations. There is no Event of Default hereunder.

Section 5.8 Taxes.

      The Borrower has filed or has caused to have been filed all federal, state and local tax or informational returns which are required by law to be filed, and have paid or caused to have been paid all Taxes as shown on such returns or on any assessment received by them, to the extent that such Taxes have become due, or which are required by law to be paid, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower and adequate reserves therefor have been established as required under GAAP.

Section 5.9 Place(s) of Business and Location of Collateral.

      The Borrower warrants that the address of its chief executive office is as specified in EXHIBIT B attached hereto and made a part hereof and that the address of each of its other places of business, if any, is as disclosed to the Lender in EXHIBIT B. The Collateral and all books and records pertaining to the Collateral are and will be located at the addresses indicated on EXHIBIT B. The Borrower will immediately advise the Lender in writing of the opening of any new place of business or the closing of any existing place of business, and of any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept.

Section 5.10      Title to Properties.

      The Borrower has good and marketable title to all of its properties, including, without limitation, the Collateral owned by it, and the Collateral is free and clear of mortgages, pledges, liens, charges and other encumbrances other than the Permitted Liens.

Section 5.11      Margin Stock.

      None of the Loan proceeds will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part
207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of said Regulation G or Regulation

U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

Section 5.12      ERISA.

      With respect to any "pension plan", as defined in Section 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or by any Commonly Controlled Entity: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived, that would materially adversely affect the ability of the Borrower to pay the Obligations;
(b) no "reportable event" as defined in ERISA Section 4043 has occurred with respect to which notice has not been waived under 29 C.F.R. Section 4043; (c) no termination of any plan subject to Title IV of ERISA has occurred that would materially adversely affect the ability of the Borrower to pay the Obligations;
(d) neither the Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any multi-employer plan; (e) neither of the Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any multi-employer plan; (f) no multi-employer plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a multi-employer plan will be placed in "reorganization".

Section 5.13      Governmental Consent.

      Neither the nature of the Borrower or of its business or properties, nor any relationship between the Borrower and any other Person, nor any circumstance in connection with the making of the Loan, or the offer, issue, sale or delivery of the Note is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority, on the part of the Borrower, as a condition to the execution and delivery of this Agreement or any of the other Financing Documents, the borrowing of the principal amount of the Loan or the offer, issue, sale or delivery of the Note.

Section 5.14      Full Disclosure.

      The financial statements referred to in this ARTICLE V do not, nor does this Agreement, nor do any written statements furnished by the Borrower to the Lender in connection with the making of the Loan, contain any untrue statement of fact or knowingly omit a material fact necessary to make the statements contained therein or herein not materially misleading. The Borrower has not, to the best of its knowledge, failed to disclose any fact to the Lender in writing which materially adversely affects or, will or could prove to materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform this Agreement.

Section 5.15      Business Names and Addresses.

      The Borrower has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than Virginia. The Borrower intends to operate the Facility under the name "Sunrise of Fairfax". The Borrower shall promptly notify the Lender of any change in the name of the Facility.

Section 5.16      Licenses.

      The Borrower further represents and warrants to the Lender that, with respect to any License it possesses or has applied for, (a) no Default or Event of Default has occurred or is continuing under the terms of any of the Licenses, or any condition to the issuance, maintenance, renewal and/or continuance of any License, (b) the Borrower has paid all fees, charges and other expenses to the extent due and payable with respect to, and have provided all information and otherwise complied with all material conditions precedent to, the issuance, maintenance, renewal, and continuance of all Licenses, (c) the Borrower has not received any notice from any Governmental Authority relating to any actual or pending suspension, revocation, restriction, or imposition of any probationary use, of any License, nor has any License been materially amended, supplemented, rescinded, terminated, or otherwise modified except as otherwise disclosed in writing to, and approved by, the Lender, (d) the Borrower has not made any previous assignment of any of the Licenses to any Person, and (e) no financing statement covering any of the Licenses is on file in any public office except financing statements in favor of the Lender. Without implying any limitation to the other representations and warranties contained in this Agreement, the Borrower or SALMI has obtained or has otherwise been authorized to operate the Facility pursuant to a License issued by the Department of Social Services, Division of Licensing Programs (the "Department") dated April 26, 2000, as an assisted living facility which expired April 25, 2001; however, renewal was applied for on April 10, 2001 and the Department has assured SALMI that the Facility may continue to operate under the expired license pending review of the application. Without implying any limitation to the other representations and warranties contained in this Agreement, the Borrower is not required by any applicable Law of the Commonwealth of Virginia or Fairfax County to obtain a certificate of need to operate the Facility as an assisted living facility.

Section 5.17      Operating Agreements and Management Contracts.

      The Borrower has furnished or caused SALMI to furnish to the Lender photocopies of all material Operating Agreements and Management Contracts entered into with respect to the Facility, and all amendments, supplements and modifications thereto including, without limitation, the Management Agreement. The Borrower further represents and warrants to the Lender that (a) all of the material Operating Agreements and Management Contracts are or will be at the time of execution and delivery thereof valid and binding on the parties thereto and in full force and effect, (b) no Default or Event of Default has occurred or is continuing under the terms of any of the material Operating Agreements and Management Contracts, and no party thereto has attempted or threatened to terminate any Operating Agreement and Management Contract, (c) the Borrower has not made any previous assignment of the Operating Agreements and Management Contracts to any Person, and (d) no financing statement covering any of the Operating Agreements and Management Contracts is on file in any public office except financing statements in favor of the Lender.

Section 5.18      Participation Agreements and Resident Agreements.

      The Borrower has furnished or caused SALMI to furnish to the Lender, on or before the Closing Date, the form of Resident Agreement used with respect to the Facility and, if requested by the Lender, copies of all current, executed Resident Agreements.


      The Borrower further covenants to the Lender that

            (a) With respect to the Participation Agreements, if any, (i) to the best of its knowledge, all Participation Agreements will be at the time of execution and delivery thereof valid and binding on the parties thereto and in full force and effect, and (ii) all Participation Agreements will provide for payment to or for the benefit of the Borrower or the Management Company for services rendered to residents of the Facility. The Borrower represents and warrants that as of the date hereof it has not entered any Participation Agreement for the Facility.

            (b) To the extent the Borrower participates or will participate in Medicare or Medicaid payment and reimbursement programs, the Borrower has complied and will comply with all notice and other requirements under Title XVIII and Title XIX of the Social Security Act to enable the Borrower to participate in the Medicare and Medicaid payment and reimbursement programs.

Section 5.19      Compliance with Laws.

      The Borrower is not in violation of any applicable laws of any Governmental Authority pertaining to employment practices, health standards or controls, environmental and occupational standards or controls or order of any court or arbitrator, the violation of which, considered in the aggregate, would materially adversely affect the ability of the Borrower to pay the Obligations. The Borrower is in compliance with all accreditation standards and requirements to which it is subject. The Borrower has obtained all Licenses necessary to the ownership of its property or to the conduct of its activities which, if not obtained, would materially adversely affect the ability of the Borrower to conduct its activities of operating the Facility as an assisted living facility, including, without limitation if and as required by any Governmental Authorities for the dispensing, storage, prescription, disposal, and use of drugs, medications and other "controlled substances" and for the maintenance of cafeteria and other food and beverage facilities or services or the condition (financial or otherwise) of the Borrower.

Section 5.20      Presence of Hazardous Materials or Hazardous Materials
                  Contamination.

      The Borrower has not placed Hazardous Materials on the Property. To the best of the Borrower's knowledge, no Hazardous Materials are located on the Property, except for reasonable quantities of necessary supplies for use by the Borrower or SALMI in the ordinary course of its current line of business and stored, used and disposed of in accordance with applicable Laws, and, to the best of the Borrower's knowledge, the Property has never been used as a manufacturing, storage, or dump site for Hazardous Materials nor is the Property affected in any materially adverse way by Hazardous Materials Contamination.

Section 5.21      Nature of Loan; Usury; Disclosures.

      The Borrower is a business or commercial organization, and the Loan is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise. The rates of interest charged on the Loan do not, and will not, violate any usury Law or interest rate limitation. The Loan is not subject to the federal Consumer Credit Protection Act (15 U.S.C. Section 1601 et. seq.) nor any other federal or state disclosure or consumer protection laws. The Loan is being transacted solely for business or commercial purposes and not for personal, family or household purposes.

Section 5.22      Accounts.

      With respect to all of the Borrower's Accounts and to the best of the Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an instrument, or chattel paper (unless such judgment has been assigned and such instrument or chattel paper has been endorsed and delivered to the Lender); (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices relating thereto; (c) the services rendered which resulted in the creation of the Accounts have been delivered or rendered to and accepted by the Account Debtor; (d) the amounts shown on the Borrower's books and records, with respect thereto are actually and absolutely owing to the Borrower and are not contingent for any reason; (e) there are no set-offs, counterclaims or disputes known by the Borrower or asserted with respect thereto, and the Borrower has made no agreement with any Account Debtor thereof for any deduction or discount of the sum payable thereunder except regular discounts allowed by the Borrower in the ordinary course of its business for prompt payment; (f) there are no facts, events or occurrences known to the Borrower which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder; (g) all Account Debtors thereof, to the best of the Borrower's knowledge, have the capacity to contract; (h) the services furnished giving rise thereto are not subject to any Liens other than Permitted Liens; (i) the Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and (j) there are no proceedings or actions known to the Borrower which are pending against any Account Debtor which might result in any material adverse change in its financial condition.

Section 5.23      Survival; Updates of Representations and Warranties.

      All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the date of this Agreement and the Loan made hereunder. The Lender acknowledges and agrees that any and all representations and warranties contained in, or made under, or in connection with, this Agreement may be amended, changed or otherwise modified by the Borrower at any time and from time to time after the date of this Agreement so as to accurately reflect the matters represented and warranted therein; provided, that such amendments, changes and/or modifications are disclosed in writing to the Lender. The Lender shall have no obligation to waive any Event of Default due to any present or future inaccuracy of such representation or warranty or to agree to any amendment, change or modification of any such representation or warranty.

Section 5.24      Single Purpose Entity.

      The Borrower is a single purpose entity and owns no assets other than the Facility and the other Collateral.

                                   ARTICLE VI
                              CONDITIONS OF LENDING


      The making of the Loan is subject to the following conditions precedent:

Section 6.1 Opinion of Counsel for the Borrower.

      On the date hereof, the Lender shall receive one or more written opinions of counsel for the Borrower and SALI satisfactory in all respects to the Lender. Such opinions shall include an opinion that the Facility holds all necessary Licenses for its operation.

Section 6.2 Approval of Counsel for the Lender.

      All legal matters incident to the Loan and all documents necessary in the opinion of the Lender to make the Loan shall be satisfactory in all material respects to counsel for the Lender.

Section 6.3 Supporting Documents.

      The Lender shall receive on the date hereof: (a) a certificate of the managing member of the Borrower in a form acceptable to the Lender in all respects, dated as of the date hereof and certifying (i) that attached thereto is a true, complete and correct copy of resolutions duly adopted by the members of the Borrower and the board of directors of SALI authorizing the execution and delivery of the Financing Documents to which it is a party, the borrowing thereunder, and the performance of the Obligations, and (ii) as to the incumbency and specimen signature of the authorized officer of the managing member of the Borrower or officer of SALI executing the Financing Documents to which it is a party; (b) such other documents as the Lender may reasonably require the Borrower, SALI, the managing member of the Borrower or the board of directors of SALI to execute, in form and substance acceptable to the Lender; and (c) such additional information, instruments, opinions, documents, certificates and reports as the Lender may reasonably deem necessary.

Section 6.4 Financing Documents.

      All of the Financing Documents required by the Lender shall be executed and delivered to the Lender. The Deed of Trust and financing statements shall be recorded at the sole expense of the Borrower.

Section 6.5 Insurance.

      The Lender shall have received all policies of insurance required by the terms hereof and by the other Financing Documents to be in effect from a company or companies and in form and amount reasonably satisfactory to the Lender, including without limitation, flood insurance (in the amount of the Loan or the maximum limit of coverage available on the Property, whichever is less or evidence that flood insurance is not available or otherwise required with respect to the Property), together with written evidence, in form and substance satisfactory to the Lender, that all fees and premiums due on account thereof have been paid in full.

Section 6.6 Security Documents.

      In order to perfect the lien and security interest created by this Agreement, the Borrower shall have executed and delivered to the Lender all Security Documents (in form and substance acceptable to the Lender in its sole discretion) deemed necessary by the Lender, in a sufficient number of counterparts for recordation, and, at the Borrower's sole expense, shall record all such financing statements and Security Documents, or cause them to be recorded, in all public offices deemed necessary by the Lender.

Section 6.7 Commitment Fee.

      In consideration for the making of the Loan, the Borrower shall pay to the Lender on or prior to the Closing Date, a commitment fee in the amount of $40,500.

Section 6.8 Management Agreement.

      The Borrower shall have delivered to the Lender an executed management agreement for the Facility by and between the Borrower and SALMI, in all respects satisfactory to the Lender and its counsel.

Section 6.9 Ground Lessor Estoppel Certificate.

      The Lender shall have received an estoppel certificate from the ground lessor of the Property in all respects satisfactory to the Lender and its counsel.

Section 6.10      Title and Survey Matters.

      The Lender shall have received a paid policy of title insurance (American Land Title Association Standard Form "B" Loan Policy - Current Edition) or a valid and enforceable commitment to issue the same from a company satisfactory to the Lender in the amount of the Loan and which may be endorsed or assigned to the successors and assigns of the Lender without additional cost, insuring the lien of the Deed of Trust to be a valid first lien on the Property, free and clear of all defects, exceptions and encumbrances except Permitted Liens. The Lender shall also have received and approved a copy of a current as-built survey of the Property certified to the Lender and to the title insurance company and any recorded subdivision plat of the Property.

Section 6.11      Appraisal.

      The Lender shall have received and approved an appraisal of the Property in all respects satisfactory to the Lender.

Section 6.12      Environmental Reports.

      The Lender shall have received evidence satisfactory to it regarding the current and past pollution control practices at the Property in connection with the discharge, emission, handling, disposal or existence of materials and substances controlled by federal, state or local laws and regulations.

Section 6.13      Engineer's Report.

      The Lender shall have received and approved an engineer's report from an engineer acceptable to Lender and in form in all respects satisfactory to Lender.

Section 6.14      Subordination Agreement.

      The Borrower shall have received a fully executed Subordination Agreement from the Klaassens in form and content acceptable to the Lender . The Lender shall have received and approved copies of the fully executed documents evidencing and securing the subordinated indebtedness, all of which must be in form and content acceptable to the Lender.

Section 6.15      Foundation Loan.

      The Lender shall have reviewed and approved a fully executed copy of all of the documents evidencing and securing the Foundation Loan and the Borrower shall have executed and delivered to the Lender an Assignment of Loan and Loan Documents and an Estoppel Certificate of Lender, each in all respects satisfactory to the Lender, assigning all of the Borrower's right, title and interest in and to the Foundation Loan Documents to the Lender as security for the Obligations.

                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS


      Until payment in full and the performance of all of the Obligations hereunder, the Borrower shall:

Section 7.1 Financial Statements.

      Furnish or cause to be furnished to the Lender:

            (a) As soon as available, but in no event more than ninety (90) days after the close of each of the Borrower's fiscal years, a copy of the annual financial statement in reasonable detail satisfactory to the Lender, internally prepared in accordance with generally accepted accounting principles, consistently applied, and certified as to accuracy by the chief financial officer of the Borrower, which financial statements shall include a balance sheet as of the end of such fiscal year, a profit and loss statement and a cash flow statement (both past and projected for the coming year).

            (b) As soon as available, but in no event more than forty-five (45) days after the end of each fiscal quarter, internally prepared financial statements of the Borrower as of the close of such period and income and expense statements for the Borrower for such period, certified as to accuracy by the chief financial officer of the Borrower.

            (c) As soon as available but in no event more than thirty (30) days after the date of filing, the federal and state income tax returns for the Borrower for the year in question as well as any requests for extensions filed in connection therewith.

            (d) As soon as available, but in no event more than ninety (90) days after the close of each fiscal year, a copy of the annual financial statement of Foundation and the Merritt Academy in reasonable detail satisfactory to the Lender, prepared in accordance with generally accepted accounting principles, consistently applied, and certified as to accuracy by the chief financial officer of Foundation.

            (e) Such additional information, reports or statements as the Lender may from time to time reasonably request.

Section 7.2 Taxes and Claims.

      Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or any of its income or properties prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings.

Section 7.3 Legal Existence.

      Maintain its existence in good standing in the state in which it is currently organized and in each jurisdiction where it is required to register or qualify to do business.

Section 7.4 Conduct of Business and Compliance with Laws.

            (a) Do or cause to be done all things necessary to obtain, enter into, preserve and to keep in full force and effect its material rights and any trade names, patents, trademarks and Licenses, Participation Agreements, and Operating Agreements and Management Contracts which are necessary for the operation of the Facility as an adult assisted living facility as contemplated by the Borrower, (b) with respect to Borrower only, engage in and continue to engage substantially only in the business of owning and operating an adult assisted living facility and related services in compliance with all applicable laws of the Commonwealth of Virginia or any other Governmental Authority having jurisdiction over the facility, and (c) comply with all applicable Laws, including, without limitation, regulations issued under the Omnibus Budget Reconciliation Act of 1987 (OBRA'87) (Pub. No. 100-203), as amended, and observe the valid requirements of Governmental Authorities, and perform the terms of all Participation Agreements to which it is a party, the non-compliance with or the non-observance of which might materially interfere with the performance of its Obligations or the proper or prudent conduct of its business or the Property. In addition, the Borrower covenants and agrees that it will:

                        (i) obtain and maintain in full force and effect all
            Licenses necessary to the acquisition and/or ownership and/or operation of the Facility including, without limitation, Licenses and other approvals related to the storage, dispensation, use, prescription and disposal of drugs, medications and other "controlled substances" and, to the extent offered by the Borrower, the maintenance of cafeteria and other food and beverage facilities or services;

                        (ii) administer, maintain and operate (or will cause to
            be administered, maintained and operated) the Facility as a revenue-producing assisted living facility;

                        (iii) to the extent the Borrower participates in any
            such programs, maintain and operate the Facility to meet the standards and requirements and to provide healthcare of such quality and in such manner as would enable the Borrower to participate in, and provide services in connection with, recognized medical and healthcare insurance programs;

                        (iv) obtain, maintain and comply with all conditions for
            the continuance of, all Licenses, including without limitation, Licenses which may at any time be required by the Commonwealth of Virginia or other appropriate governmental entity, necessary or desirable for the operation of the Facility as an adult assisted living facility; and

                        (v) to the extent the Borrower presently participates or
            in the future will participate in such programs, obtain, maintain and comply with all conditions for the continuance of certification from each applicable Governmental Authority that the Borrower meet all conditions for participation in the Medicare and Medicaid programs.

Section 7.5 Use of Proceeds.

      Use the proceeds of the Loan for the purpose or purposes set forth in Recital A above and Section 2.1 (The Loan) and, without the prior written consent of the Lender for no other purpose or purposes.

Section 7.6 Insurance.

      Provide or cause to be provided to the Lender and maintain in full force and effect at all times during the term of the Loan, such policies of insurance as may be required by the terms of the Financing Documents from a company or companies, and in form and amounts satisfactory to the Lender including, by way of example and not by way of limitation, at least the following:

            (a) During any period of construction in or on the Property, "builder's risk" insurance, including vandalism and malicious mischief and collapse endorsements in amounts not less than the replacement cost of the Improvements being constructed or of the Property and naming the Lender as a loss payee in the mortgagee clause thereof;

            (b) Casualty or physical damage insurance coverage for the Property affording protection against loss or damage by fire or other hazards covered by the standard all-risk fire and hazard insurance policy with "extended coverage" endorsement and such other risks as shall be customarily covered with respect to projects similar in construction, location and use as the Property, or as the Lender may from time to time otherwise require in amounts necessary to prevent the application of any co-insurance provisions of any applicable policies up to an amount not less than the greater of the full insurable value of the Improvements (as defined in the Deed of Trust) or the aggregate principal amount of the Obligations; no policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise; the term "full insurable value" means the actual replacement cost of the Property (as defined in the Deed of Trust) (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items);

            (c) General public liability insurance in amounts usually carried by similar operations against claims for bodily injury or death and property damage insurance for claims for damage to property (including loss of use) occurring upon, in or about the Property, with such insurance to afford protection to the limit of not less than $5,000,000 for the aggregate of all occurrences during any given annual policy period;

            (d) Workers' compensation insurance in accordance with the requirements of applicable law or regulation;

            (e) Business interruption insurance with respect to the Facility in an amount equal to at least twelve (12) months' debt service on the Loan; and

            (f) To the extent that healthcare professionals are employed by the Borrower, medical liability, malpractice and other healthcare professional liability insurance protecting the Borrower and its employees against claims arising from the professional services performed by the Borrower and its employees with limits of (i) not less than One Million Dollars ($1,000,000.00) with respect to injury or death for each person or occurrence, and (ii) not less than Three Million Dollars ($3,000,000.00) in the aggregate for claims made for injury or death in any one year, and an umbrella policy insuring against such liability in an aggregate amount of Five Million Dollars ($5,000,000). In addition, the Borrower shall ensure that all healthcare providers with whom the Borrower contract to provide services at the Facility are insured against claims arising from such services with limits as set forth in clauses (i) and (ii) above.


      The Borrower shall cause SALMI to file with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Each policy of insurance shall (A) be issued by one or more recognized, financially sound and responsible insurance companies approved by the Lender and which are qualified or authorized by the laws of the State of Maryland to assume the risk covered by such policy, (B) with respect to the insurance described under the preceding subsections (a), (b) and (e) have attached thereto standard noncontributing, non-reporting mortgagee clauses in favor of and entitling the Lender without contribution to collect any and all proceeds payable under such insurance, (C) provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to the Lender, and (D) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Unless an escrow account has been established for insurance premiums pursuant to the provisions of the Deed of Trust, the Borrower shall promptly pay all premiums when due on such insurance and, not less than ten (10) days prior to the expiration date of each such policy, the Borrower will deliver to the Lender a renewal policy or policies marked "premium paid" or other evidence of payment satisfactory to the Lender. The Borrower will immediately give the Lender notice of any cancellation of, or change in, any insurance policy. The Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for
(i) the existence, nonexistence, form or legal sufficiency thereof, (ii) the solvency of any insurer, or (iii) the payment of losses.

Section 7.7 Flood Insurance.

      If required by applicable law or regulation, provide or cause to be provided to the Lender a separate policy of flood insurance in the aggregate amount of the Loan or the maximum limit of coverage available with respect to the Property, whichever is the lesser, from a company or companies satisfactory to the Lender and written in strict conformity with the Flood Disaster Protection Act of 1973, as amended, and all applicable regulations adopted pursuant thereto. In the event that flood insurance is not required by applicable law or regulation to be provided in connection with the Loan or is not otherwise available with respect to the Property, the Borrower shall supply the Lender with written evidence, in form and substance satisfactory to the Lender, to that effect. Lender acknowledges receipt of such written evidence by the Borrower. Any such policy shall provide that the policy may not be surrendered, canceled or substantially modified (including, without limitation, cancellation for nonpayment of premiums) without at least thirty (30) days' prior written notice to any and all insureds named therein, including the Lender.

Section 7.8 Maintenance of Properties.

      Keep its properties, whether owned in fee or otherwise, or leased, including, without limitation, the Property, in good operating condition; make all proper repairs, renewals, replacements, additions and improvements thereto needed to maintain such properties in good operating condition; comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and comply with all laws, rules, regulations and orders applicable to its properties or business or any part thereof.

Section 7.9 Maintenance of the Collateral.

      Not permit anything to be done to the Collateral which may impair the value thereof. Upon notice thereof, the Lender or an agent designated by the Lender, shall be permitted to enter the premises of the Borrower and examine, audit and inspect the Collateral at any reasonable time and from time to time. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from, all claims of loss or damage caused by the delay or failure to collect or enforce any of the Accounts or Receivables or to preserve any rights against any other party with an interest in the Collateral.

Section 7.10      Other Liens, Security Interests, etc.

      Keep the Collateral and the Property free from all liens, security interests and claims of every kind and nature, other than Permitted Liens.

Section 7.11      Defense of Title and Further Assurances.

      At its expense, defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document the Lender may reasonably require in order to perfect, preserve, maintain, protect, continue and/or extend the lien or security interest granted to the Lender under this Agreement and its priority. The Borrower shall pay to the Lender, on demand all taxes, costs and expenses incurred by the Lender, in connection with the preparation, execution, recording and filing of any such document or instrument.

Section 7.12      Subsequent Opinion of Counsel as to Recording Requirements.

      Provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower has complied to maintain the lien and security interest in favor of the Lender in the Collateral in the event that the Borrower shall transfer its principal place of business or the office where it keep its records pertaining to the Accounts and Receivables.

Section 7.13      Books and Records.

      (a) Keep and maintain accurate books and records, (b) make entries on such books and records in form reasonably satisfactory to the Lender disclosing the Lender's assignment of, and security interest in and lien on, the Collateral and all collections received by the Borrower on its Accounts, (c) furnish to the Lender promptly upon request such information, reports, contracts, invoices, lists of purchases of Inventory (showing names, addresses and amount owing) and other data concerning Account Debtors and the Borrower's Accounts and Inventory and all contracts and collection(s) relating thereto as the Lender may from time to time specify, (d) unless the Lender shall otherwise consent in writing, keep and maintain all such books and records mentioned in (a) above only at the addresses listed in EXHIBIT B, and (e) upon notice thereof, permit any person designated by the Lender to enter the premises of the Borrower and examine, audit and inspect the books and records at any reasonable time and from time to time.

Section 7.14      Collections.

      Until such time as the Lender shall notify the Borrower of the revocation of such privilege following an Event of Default, (a) at its own expense have the privilege for the account of and in trust for the Lender of collecting its Accounts and receiving in respect thereto all items of payment and shall otherwise completely service all of the Accounts including (i) the billing, posting and maintaining of complete records applicable thereto, and (ii) the taking of such action with respect to such Accounts as the Lender may reasonably request or in the absence of such request, as the Borrower may deem advisable; and (b) in its discretion, grant, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to an Account. The Lender may, at its option but solely in accordance with applicable law, at any time or from time to time after the occurrence of an Event of Default hereunder, revoke the collection privilege given to the Borrower herein by either giving notice of its assignment of, and lien on the Collateral, subject to the provisions of Section 3.1 (Collateral), to the Account Debtors or giving notice of such revocation to the Borrower.

Section 7.15      Notice to Account Debtors and Escrow Account.

      In the event that (a) a Default or an Event of Default exists, or (b) demand has been made for any or all of the Obligations, promptly upon the request of the Lender in such form and at such times as reasonably specified by the Lender, give notice of the Lender's lien on the Accounts to the Account Debtors requiring those Account Debtors which are permitted by applicable law to make payments thereon directly to the Lender.

Section 7.16      Business Names.

      Immediately notify the Lender of any change in the name under which the Borrower conduct its business.

Section 7.17      ERISA.

      With respect to any pension plan which the Borrower and/or any Commonly Controlled Entity maintains or contributes to, either now or in the future, that: (a) such bonding as is required under ERISA Section 412 will be maintained; (b) as soon as practicable and in any event within 15 days after the Borrower or any Commonly Controlled Entity knows or has reason to know that a "reportable event," with respect to which notice has not been waived under 29 C.F.R. Section 4043, has occurred or is likely to occur, the Borrower will deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such "reportable event"; (c) neither of the Borrower nor any Commonly Controlled Entity will: (i) knowlingly engage in or permit any "prohibited transaction" (as defined in ERISA Section 406 or Code
Section 4975) to occur; (ii) cause any "accumulated funding deficiency" as defined in ERISA Section 302 and/or Code Section 412 if such deficiency would materially adversely affect the ability of the Borrower to pay the Obligations;
(iii) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA Section 4068 if such termination would materially adversely affect the ability of the Borrower to pay the Obligations; (iv) terminate or consent to the termination of any multi-employer plan; (v) incur a complete or partial withdrawal with respect to any multi-employer plan within the meaning of ERISA Sections 4203 and 4205; and (d) within 15 days after notice is received by the Borrower or any Commonly Controlled Entity that any multi-employer plan has been or will be placed in "reorganization" within the meaning of ERISA Section 4241, the Borrower will notify the Lender to that effect. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA Section 3(35).

Section 7.18      Change in Management.

      Notify the Lender of any change of the Management Company for the Facility.

Section 7.19      Management.

      Subject to the terms of that certain Management Fee Subordination Agreement by and among the Borrower, SALMI and the Lender of even date herewith, subordinate payment of any and all management fees under, or in connection with, the Management Agreement (the "Management Fees") to payment of the Obligations, in accordance with the terms and conditions of one or more subordination agreements in form and content acceptable to the Lender in its reasonable discretion, and not amend, restate, supplement, terminate, cancel or otherwise modify any of the terms or conditions of such Management Agreement, in any material respect, without the prior written consent of the Lender, and (b) terminate the Management Agreement upon receipt of notice from the Lender directing the Borrower to terminate the Management Agreement after the occurrence of an Event of Default, and, if requested to do so by the Lender, enter into a management agreement for the management of the Facility with an independent manager.

Section 7.20      Fees and Expenses; Indemnity.

      Pay all reasonable fees, charges, costs and expenses required to satisfy the conditions of the Financing Documents. The Borrower shall hold the Lender harmless and indemnify the

Lender against all claims of brokers and "finders" arising by reason of the execution and delivery of the Financing Documents or the consummation of the transaction contemplated hereby.

Section 7.21      Surveys.

      Furnish or cause SALMI to furnish to the Lender, within thirty (30) days of receipt thereof, copies of any and all annual surveys or inspections performed by any Governmental Authority or accreditation or certification organization with respect to the Facility.

Section 7.22      Cost Reports.

      Prepare and file or cause SALMI to prepare and file all applicable cost reports to all third-party payors, if any, to the extent required by any such third-party payor and, within thirty (30) days thereafter, notify the Lender of any settlement of any cost report disclosed to the Lender as being open or unsettled as of the Closing Date to the extent any such cost report would have a materially adverse effect on the Borrower. Copies of any such cost reports shall be furnished to the Lender.

Section 7.23 Notification of Certain Events, Events of Default and Adverse Developments.

      Promptly notify the Lender upon obtaining knowledge of the occurrence of any of the following:

            (a) any Event of Default under the Financing Documents;

            (b) any event, development or circumstance whereby the financial statements furnished under the Financing Documents fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower;

            (c) any judicial, administrative or arbitral proceeding commenced or pending against the Borrower which, if adversely decided, could cause a Material Adverse Change in the Borrower;

            (d) (i) the revocation, suspension, probation, restriction, limitation or refusal to renew, or the pending, revocation, suspension, probation, restriction, limitation, or refusal to renew, of any License, or (ii) the decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew, or the pending, decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew any participation or eligibility in any third party payor program in which the Borrower elects to participate, including, without limitation, Medicare, Medicaid or any accreditation of the Borrower, or (iii) the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any Governmental Authority, or (iv) the assessment or pending assessment, of any civil or criminal penalties by any Government Authority, any third party payor or any accreditation organization or Person, which could materially adversely affect the financial condition or operations of the Borrower or an Affiliate (present or prospective) as determined by the Lender, in its sole but reasonable discretion;

            (e) any other development in the business or affairs of the Borrower results in a Material Adverse Change; and

            (f) any action, including, but not limited to, the filing of any certificate of need application if required by law, the amendment of any facility license or certification, or the issuance of any new license or certification for the Facility, under which the Borrower proposes (i) to develop a new facility or service and/or (ii) eliminate, materially expand or materially reduce any service;


in each case listed in clauses (a) through (f), inclusive, of this Section 7.23 describing in detail satisfactory to the Lender the nature thereof and, in the case, if any, of notification under clause (a), the action the Borrower propose to take with respect thereto or a statement that the Borrower intend to take no action and an explanation of the reasons for such inaction. In addition, the Borrower will furnish to the Lender immediately after receipt thereof copies of all administrative notices material to Borrower's business and operation of the Facility and all responses by or on behalf of the Borrower with respect to such administrative notices.

Section 7.24      Compliance with Environmental Laws.

      If any Hazardous Materials are used, present or generated on the Property, use, process, distribute, handle, maintain, treat, store, dispose of and transport such substance in compliance with all applicable laws, including, but not limited to, those regulating PCBs, underground storage tanks, radon and medical waste tracking, as well as any laws that are enacted after the date of this Agreement.

Section 7.25      Hazardous Materials; Contamination.

      (a) Give notice to the Lender within five (5) business days of the Borrower acquiring actual knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination with a full description thereof, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of its current line of business and stored, used and disposed of in accordance with applicable Laws; (b) promptly comply with any laws requiring special handling, maintenance, servicing, removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender upon request with satisfactory evidence of such compliance; (c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any lien which may be established as a result thereof on any property owned, operated or controlled by the Borrower or for which the Borrower is responsible; and (d) defend, indemnify and hold harmless the Lender and each of its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on the Property.

Section 7.26      Participation in Reimbursement Programs.

      In the event the Borrower elects to participate in any or all plans and/or programs for third party payment and/or reimbursement, and the revenues derived from a single plan or program exceed ten percent (10%) of the gross revenues of the Facility, continue its participation in any and all such plans and/or programs for third party payment and/or reimbursement from, and claims against, private insurers or programs for payment and/or reimbursement from federal, state and local governmental agencies and/or private or quasi-public insurers, including, without limitation, Managed Care Plans, Medicaid and Medicare and the Veterans Administration (as determined by the Borrower in the good faith exercise of its prudent and commercially reasonable business judgment). While participating in such plans, the Borrower shall comply with any and all rules, regulations, standards, procedures and decrees necessary to maintain the Borrower's participation in any such third party payment or reimbursement program or plan.

Section 7.27      Inspection and Other Reports and Notices; License.

      Furnish, or cause SALMI to furnish, to the Lender copies of any and all annual inspections performed by any Governmental Authority or accreditation or certification organization with respect to the Facility. The Borrower will also furnish to the Lender copies of all reports or notices from any Governmental Authority or other organization pertaining to the licensure of or Participation Agreements or Operating Agreements for the Facility which (a) cite any deficiency, (b) indicate that a penalty will be imposed unless a corrective action is taken, (c) impose a penalty (including, but not limited to, a monetary penalty, a ban on admissions or a suspension of a license) or (d) would be otherwise materially adverse to the business or operations of the Facility, together with Borrower's written response to any such report or notice. SALMI will deliver the renewed License within sixty (60) days of the date hereof.

Section 7.28      Subordination of Distributions and Management Fees.

      Subordinate, and cause the members of the Borrower to subordinate:

            (a) all distributions of the Borrower to principal and interest payments on the Loan; provided, however, that the Borrower may pay distributions to its members prior to the occurrence of an uncured Event of Default and so long as the payment of any such distributions will not result in the occurrence of an Event of Default, if the ratio of (i) net operating income less distributions to (ii) debt service is not less than 1.0 to 1.0 (the "Distribution Test"). The Distribution Test shall be measured on the most recent twelve (12) month period; and

            (b) the payment of management fees with respect to the Facility pursuant to the terms of that certain Management Fee Subordination Agreement of even date herewith (as the same may be modified from time to time) by and among the Borrower, the Lender and the Management Company.

Section 7.29      Financial Covenants.

            (a) Maintain, tested as of the last day of each of the Borrower's fiscal quarters for the four (4) quarter period ending on that date, a ratio of
(i) net earnings before deduction for taxes, depreciation and amortization expense to (ii) aggregate amount of all payments of principal and interest with respect to Note A scheduled to be due and payable during such period of not less than 1.4 to 1.0.

            (b) Maintain, or cause to be maintained, minimum occupancy at the Facility equal to or greater than eighty five percent (85%).

                                  ARTICLE VIII
                               NEGATIVE COVENANTS


      Until payment in full and the performance of all of the Obligations, without the prior written consent of the Lender, the Borrower will not directly or indirectly:

Section 8.1 Borrowings.

      Create, incur, assume or suffer to exist any liability for borrowed money other than unsecured loans from Affiliates bearing interest at a rate no higher than that then applicable to the Loan which are fully subordinated to the Loan under the terms of subordination agreements acceptable to the Lender. The proceeds of any loans obtained by the Borrower from Affiliates shall be used only to cover operating deficits, capital improvement or working capital for the Facility and may be repaid only if no Event of Default exists or would result from such payment.

Section 8.2 Merger or Acquisition.

      Enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person.

Section 8.3 Deeds of Trust and Pledges.

      Create, incur, assume or suffer to exist any deed of trust, mortgage, pledge, lien or other encumbrance of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired. The Lender agrees to review requests for such encumbrances but shall not be bound to formally consider them.

Section 8.4 Sale or Transfer of Assets.

      Other than cash distributions to its members, enter into any arrangement whereby it shall sell, lease, transfer, or otherwise dispose of more than $25,000 worth of its assets in any one year or $100,000 in the aggregate during the term of the Loan, unless replaced with assets of equivalent or greater value.

Section 8.5 Advances and Loans.

      Other than the Foundation Loan, make loans or advances to any Person, including, without limitation, partners and employees of the Borrower. The Borrower shall disclose in writing to the Lender any advances of loans described in this section which are outstanding as of the date hereof.

Section 8.6 Contingent Liabilities.

      Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit and collection or similar transactions in the ordinary course of business and contingent obligations in the aggregate not exceeding $25,000 at any time.

Section 8.7 Licenses.

      Allow any Licenses, permit, right, franchise or privilege necessary for the ownership or operation of the Facility for the purposes for which the Facility is intended to be used to lapse, be suspended, be revoked, be denied renewal, be forfeited or be placed on probation.

Section 8.8 ERISA Compliance.

      (a) Restate or amend any pension plan established and maintained by the Borrower or any Commonly Controlled Entity and subject to the requirements of ERISA, in a manner designed to disqualify such plan and its related trusts under the applicable requirements of the Code; (b) permit any officers of the Borrower or any Commonly Controlled Entity to materially adversely affect the qualified tax-exempt status of any pension plan or related trusts of the Borrower or any Commonly Controlled Entity under the Code; (c) knowingly engage in or permit any Commonly Controlled Entity to engage in any "prohibited transaction" (as defined in ERISA Section 406 or Code Section 4975) with respect to any pension plan established and maintained by the Borrower or any Commonly Controlled Entity;
(d) incur or permit any Commonly Controlled Entity to incur any "accumulated funding deficiency" (as defined in ERISA Section 302 or Code Section 412), whether or not waived, in connection with any pension plan, if such deficiency would materially adversely affect the ability of the Borrower to pay the Obligations; (e) take or permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of the Borrower or any Commonly Controlled Entity pursuant to Section 4068 of ERISA if such termination would materially adversely affect the ability of the Borrower to pay the Obligations; (f) fail to notify the Lender that notice has been received of a "termination" (as defined in ERISA) of any Multi-employer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; (g) incur or permit any Commonly Controlled Entity to incur a "complete withdrawal" or "partial withdrawal" (as defined in ERISA) from any Multi-employer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; or (h) fail to notify the Lender that notice has been received from the administrator of any Multi-employer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute that any such Plan will be placed in "reorganization" (as defined in ERISA).

Section 8.9 Transfer of Collateral.

      Transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral; provided, however, that the Borrower may transfer the Collateral or the books and records related thereto to another location if the Borrower has provided to the Lender prior to such transfer an opinion of counsel addressed to the Lender to the effect that the Lender's perfected security interest shall not be affected by such move or if it shall be affected, setting forth the steps necessary to continue the Lender's perfected security interest together with the commencement of such steps by the Borrower at its expense.

Section 8.10      Sale of Accounts or Receivables.

      Sell, discount, transfer, assign or otherwise dispose of any of its Accounts or Receivables, such as accounts receivable, notes receivable, installment or conditional sales agreements or any other rights to receive income, revenues or moneys, however evidenced.

Section 8.11      Amendments; Terminations.

      Amend or terminate or agree to amend or terminate any License, the Management Agreement or, except in the ordinary course of business or as otherwise agreed to herein, any participation agreement, or any other Management Contracts and Operating Agreements, or consent to or waive any material provisions thereof.

Section 8.12      Prohibition on Hazardous Materials.

      Place, manufacture or store or permit to be placed, manufactured or stored, any Hazardous Materials on the Property, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of its current line of business and stored, used and disposed of in accordance with applicable Laws.

Section 8.13      Subsidiaries.

      Create or otherwise acquire any subsidiaries if such creation or acquisition would result in a Material Adverse Change.

Section 8.14      Single Purpose Entity.

      Engage in any activity which would cause the Borrower to be other than a single purpose entity for the purpose of the Loan.

                                   ARTICLE IX
                                EVENTS OF DEFAULT


      The occurrence of one or more of the following events shall be "Events of Default" under this Agreement, and the terms "Event of Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

Section 9.1 Failure to Pay and/or Perform the Obligations.

      The Borrower shall fail to pay any of the Obligations including but not limited to the Expense Payments and Liquidation Costs when due and payable.

Section 9.2 Breach of Representations and Warranties.

      Any material representation or warranty made in this Agreement or in any report, certificate, opinion, financial statement or other instrument furnished in connection with the Obligations or with the execution and delivery of any of the Financing Documents, shall prove to have been false or misleading when made in any material respect.

Section 9.3 Failure to Comply with Covenants.

      Default shall be made by the Borrower in the performance, observance or compliance with any covenant, condition or agreement contained in this Agreement.

Section 9.4 Default Under Other Financing Documents.

      A Default shall occur under any of the other Financing Documents, and such Default is not cured within any applicable grace period provided therein.

Section 9.5 Receiver; Bankruptcy.

      An Act of Bankruptcy occurs with respect to the Borrower or the Borrower becomes generally unable to pay its debts as they become due; provided, however, if a proceeding with respect to an Act of Bankruptcy is filed or commenced against the Borrower, the same shall not constitute an Event of Default if such proceeding is dismissed within ninety (90) days from the date of such Act of Bankruptcy.

Section 9.6 Judgment.

      Any judgment against the Borrower of $100,000 or more or any attachment or other levy against the property of the Borrower remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days.

Section 9.7 Execution; Attachment.

      Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

Section 9.8 Default Under Other Borrowings.

      Default shall be made by the Borrower with respect to any evidence of indebtedness or liability for borrowed money (other than the Loan) if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder or obligee thereof to cause any indebtedness to become due prior to its stated maturity.

Section 9.9 Material Adverse Change.

      If the Lender in its reasonable discretion determines that a Material Adverse Change has occurred in the financial condition of the Borrower.

Section 9.10      Impairment of Position.

      If the Lender in its reasonable discretion determines that an event has occurred which impairs the prospect of payment of the Obligations and/or the value of the Collateral.

Section 9.11      Change in Status or Ownership.

      The Borrower is dissolved, merged, consolidated or reorganized, or any change occurs in the ownership or control of the Borrower, without the prior written consent of the Lender.

Section 9.12      Zoning.

      Any change in any zoning ordinance or any other public restriction is enacted, limiting or defining the uses which may be made of the Property or a part thereof, such that the current use of the Property, as specified herein, would be in violation of such restriction or zoning change.

Section 9.13      Change in Management.

      The Management Agreement is terminated without the prior written consent of the Lender.

Section 9.14      Licenses.

      The involuntary, imposed or required revocation, suspension, probation, restriction, limitation or refusal to renew, or the pending revocation, suspension, probation, restriction, limitation, of, or refusal to renew, of any License; other than in the ordinary course of business or to the extent that the Borrower deems such action to be, in the exercise of prudent business judgment, in the best interest of Borrower; the decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew, or the pending, decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew any participation or eligibility in any third party payor program in which the Borrower elects to participate, including, without limitation, the Medicaid or Medicare programs; or the issuance or pending issuance of any License for a period of less than twelve (12) months as a consequence of any sanctions imposed by any Governmental Authority; or the assessment or pending assessment, of any civil or criminal penalties against the Borrower by any Governmental Authority, any third party payor or any accreditation organization or person.

Section 9.15      Compliance with Law.

      The Borrower fails to comply with any requirement of any Governmental Authority having jurisdiction within the time required by such Governmental Authority; or any proceeding is commenced or action taken against the Borrower to enforce any remedy for a violation of any requirement of a Governmental Authority or any restrictive covenant affecting the Property or any part thereof.

Section 9.16      Appraisal.

      If upon receipt of an updated appraisal pursuant to Section 3.6 (Updated Appraisals), the value of the Property, as determined by the Lender based upon its review of such appraisal, is less than that required pursuant to the terms of Section 3.6.

Section 9.17      Foundation Covenants.

      The Foundation shall fail to (a) maintain minimum net assets (including subordinated debt) equal to or greater than $3,200,000 or (b) maintain, or cause Merritt Academy to maintain, a ratio of (i) net earnings before deduction for taxes, depreciation and amortization expense to (ii) aggregate amount of all payments of principal and interest with respect to Note B scheduled to be due and payable during such period, of not less than 1.25 to 1.0.

                                   ARTICLE X
                        RIGHTS AND REMEDIES UPON DEFAULT

Section 10.1      DEMAND; ACCELERATION.

      THE OCCURRENCE OR NONOCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS AGREEMENT SHALL IN NO WAY AFFECT OR CONDITION THE RIGHT OF THE LENDER TO DEMAND PAYMENT AT ANY TIME OF ANY OF THE OBLIGATIONS WHICH ARE PAYABLE ON DEMAND REGARDLESS OF WHETHER OR NOT AN EVENT OF DEFAULT HAS OCCURRED. Upon the occurrence of an Event of Default, and in every such event and at any time thereafter, the Lender may declare the Obligations due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Financing Documents to the contrary notwithstanding.

Section 10.2      Specific Rights With Regard to Collateral.

      Following an Event of Default, in addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may, without notice to the Borrower:

            (a) assign any and all Operating Agreements and Management Contracts to any Person designated by the Lender, and/or exercise all rights and privileges of the Borrower under such contracts and agreements for the purpose of realizing on the Collateral and to the extent and for the time required to realize the value of the Collateral;

            (b) to the extent permitted by applicable law, assume such management, operation and control of the Property to the extent and for the time necessary to realize the value of the Collateral;

            (c) cause the Borrower to engage, contract with, and/or hire qualified service, billing, collection and other such agents, organizations and companies acceptable to the Lender to collect and/or realize upon any or all of the Collateral and to remit the proceeds to the Lender;

            (d) subject to applicable state and federal laws pertaining to resident confidentiality, request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Lender to the extent permitted by applicable law, with the Lender taking control of the cash and non-cash proceeds thereof and/or direct the Borrower to (and the Borrower shall) turn over to the Lender immediately following receipt all payments with respect to the Collateral in the form received (with the addition of all necessary endorsements) and not to deposit, negotiate or otherwise deal with those payments;

            (e) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

            (f) make exchanges, substitutions or surrenders of all or any part of the Collateral;

            (g) remove from the Borrower's place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrower's place of business as may be reasonably necessary to administer, control and collect the Collateral;

            (h) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

            (i) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

            (j) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

            (k) endorse the name of the Borrower upon any items of payment relating to the Collateral or on any Proof of Claim in Bankruptcy against an Account Debtor; and

            (l) notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrower.


      In addition, the Borrower shall, following an Event of Default which remains uncured beyond any applicable grace period, promptly, upon request, execute and deliver to the Lender written assignments, to the extent permitted by applicable law, in form and content acceptable to the Lender, of specific Accounts or groups of Accounts; provided, however, that the lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Accounts within such assignments. Such Accounts shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute.


      Following an Event of Default, the Lender may also direct the Borrower to appoint a manager for the Facility and enter into a management agreement with a management company approved by the Lender, the terms of which agreement shall be approved by the Lender.

Section 10.3      Performance by Lender.

      Following an Event of Default which remains uncured, the Lender without the necessity of prior notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may reasonably consider necessary or appropriate for such purpose.

The Lender will give the Borrower notice at least subsequently of any such performance by the Lender. All sums so paid or advanced by the Lender and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate shall be paid by the Borrower to the Lender on demand and shall constitute and become a part of the Obligations.

Section 10.4      Uniform Commercial Code and Other Remedies.

      Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable laws, and the Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender; and upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender; and the Lender or its agents may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.


      Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth in ARTICLE XI (Miscellaneous), or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to the Borrower. The Borrower shall pay on demand all costs and expenses, including, without limitation, reasonable attorney's fees and expenses, incurred by or on behalf of the Lender, in preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of, the Collateral. All of such costs and expenses (the "Liquidation Costs") together with interest thereon from the date incurred until paid in full at the Post-Default Rate, shall be paid by the Borrower to the Lender on demand and shall constitute and become a part of the Obligations. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole discretion determine. After such application of the proceeds, any balance shall be paid to the Borrower or to any other party entitled thereto.

Section 10.5      Receiver or Other Court Order.

      Following an uncured Event of Default, as a matter of right, following ten
(10) days notice and without regard to the adequacy of the security, and upon application to a court of competent jurisdiction, the Lender shall be entitled to the immediate appointment of a receiver for all or any part of the Collateral, and of the payments and proceeds thereof and therefrom, whether such receivership be incidental to a proposed sale of the Collateral or otherwise, and the Borrower hereby consents to the appointment of such a receiver and to an order of court directing that payments, including Medicare and Medicaid payments, be made directly to the receiver. The Borrower will pay to the Lender, upon demand, all expenses, including reasonable receiver's fees, reasonable attorney's fees, costs and agents compensation, advanced by the Borrower and incurred pursuant to the provisions contained in this Section.

Section 10.6      License of Tradename.

      The Lender and its affiliates, any trustee under a Deed of Trust and their management company shall have a license to use the name "Sunrise" or any other additional tradename used now or in the future in connection with the Facility during the term of the Loan and any marks associated therewith in the operation of the Facility upon such Lender's or trustee's taking of possession or taking over management of the Facility or acquiring title thereto at a foreclosure sale which license shall be in effect for a period of twelve (12) months from the date thereof but shall be extended for any period up to an additional six (6) months if the Borrower, SALI, SALII, SALMI or any affiliate of any of them, takes any action to delay or obstruct the Lender's exercise of its remedies under the Financing Documents. In connection herewith, the Borrower has caused or shall cause SALI, SALII and SALMI to grant a similar license.

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.1      Notices.

      All notices, certificates or other communications hereunder shall be deemed given when delivered by hand or courier, or three (3) Banking Days after being mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

      Lender:                  Chevy Chase Bank, F.S.B.,
                               9th Floor
                               8401 Connecticut Avenue
                               Chevy Chase, Maryland 21085
                               Attn: Richard Amador
                                    Vice President

      With a courtesy copy to: Margaret Ann Brown, Esquire
                               Troutman Sanders Mays & Valentine LLP
                               1660 International Drive, Suite 600
                               McLean, Virginia 22102


      Borrower:                Sunrise Fairfax Assisted Living, L.L.C.
                               c/o Sunrise Assisted Living Investments, Inc.
                               7902 Westpark Drive
                               McLean, Virginia 22102
                               Attention:  James S. Pope


      With a Courtesy Copy to: Wayne G. Tatusko, Esquire
                               Watt, Tieder, Hoffar & Fitzgerald
                               7929 Westpark Drive
                               McLean, Virginia 22102

Section 11.2      Consents and Approvals.

      If any consent, approval, or authorization of any Governmental Authority or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

Section 11.3      Remedies, etc. Cumulative.

      Each right, power and remedy of the Lender as provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. In order to entitle the Lender to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

Section 11.4      No Waiver of Rights by the Lender.

      No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

Section 11.5      Entire Agreement.

      The Financing Documents shall completely and fully supersede all other agreements, both written and oral, between the Lender and the Borrower relating to the Obligations. Neither the Lender nor the Borrower shall hereafter have any rights under such prior agreements but shall look solely to the Financing Documents for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Obligations.

Section 11.6      Survival of Agreement; Successors and Assigns.

      All covenants, agreements, representations and warranties made by the Borrower herein and in any certificate, in the Financing Documents and in any other instruments or documents delivered pursuant hereto shall survive the making by the Lender of the Loan and the execution and delivery of the Note, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party;

and all covenants, promises and agreements by or on behalf of the Borrower, which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lender, and all covenants, promises and agreements by or on behalf of the Lender which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Borrower, but this Agreement may not be assigned by the Borrower without the prior written consent of the Lender.

Section 11.7      Expenses.

      The Borrower agrees to pay all reasonable out-of-pocket expenses of the Lender (including travel expenses and the reasonable fees and expenses of its legal counsel) in connection with the preparation of this Agreement, the recordation of all financing statements and such other instruments as may be required by the Lender at the time of, or subsequent to, the execution of this Agreement to secure the Obligations (including any and all recordation tax and other costs and taxes incident to recording), the enforcement of any provision of this Agreement and the collection of the Obligations. The Borrower agrees to indemnify and save harmless the Lender from any liability resulting from the failure to pay any required recordation tax, transfer taxes, recording costs or any other expenses incurred by the Lender in connection with the Obligations. The provisions of this Section shall survive the execution and delivery of this Agreement and the repayment of the Obligations. The Borrower further agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in enforcing any of the Obligations or any security therefor, together with interest at the Post-Default Rate which agreement shall survive the termination of this Agreement and the repayment of the Obligations.

Section 11.8      Counterparts.

      This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument.

Section 11.9      Governing Law.

      This Agreement and all of the other Financing Documents shall be governed by, and construed in accordance with, the laws of the State of Maryland.

Section 11.10     Modifications.

      No modification or waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

Section 11.11     Illegality.

      If fulfillment of any provision hereof or any transaction related hereto or to any of the other Financing Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable.

Section 11.12     Gender, etc.

      Whenever used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders.

Section 11.13     Headings.

      The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

Section 11.14     Waiver of Trial by Jury.

      THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY OF THEM MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE LOAN DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.


      This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that they have had the opportunity to discuss this waiver with counsel.

Section 11.15     Liability of the Lender.

      The Lender shall not be liable for any act or omission by the Lender pursuant to the provisions of this Agreement in the absence of fraud or gross negligence. The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender (except for the gross negligence or willful misconduct of any person, corporation, partnership or other entity employed by the Lender) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

      IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.

WITNESS OR ATTEST:                  SUNRISE FAIRFAX ASSISTED LIVING, L.L.C.
                                    By:   Sunrise Assisted Living
                                          Investments, Inc., its Managing
                                          Member



--------------------------          By: /s/ James S. Pope       (SEAL)
                                        -----------------------
                                        James S. Pope
                                        Vice President


WITNESS:                            CHEVY CHASE BANK, F.S.B.



--------------------------          By:  /s/ Richard L. Amador    (SEAL)
                                        -----------------------
                                        Richard L. Amador
                                        Vice President

                                LIST OF EXHIBITS



A-1.  Form of Note A

A-2   Form of Note B

B.    Places of Business

                                   EXHIBIT A-1


                             FORM OF $4,000,000 NOTE

                                   EXHIBIT A-2


                             FORM OF $4,100,000 NOTE

                                    EXHIBIT B


                               PLACES OF BUSINESS


The Borrower's Chief Executive
Office is:

      7902 Westpark Drive
      McLean, Virginia 22102


Location of Borrower's Collateral:

      7902 Westpark Drive
      McLean, Virginia 22102

                                       47